EXHIBIT 3








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                       Registration and Transfer Agreement

                                 by and between

                               BE Aerospace, Inc.

                                       and

                        The Stockholders Signatory hereto

                                   dated as of

                                 August 7, 1998


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NYFS10...:\80\74780\0003\139\AGR8148W.590

                       Registration and Transfer Agreement
                                 by and between
                               BE Aerospace, Inc.,
                      and The Stockholders Signatory hereto
                                   dated as of
                                 August 7, 1998


                                TABLE OF CONTENTS
                                -----------------

                                                                    PAGE
                                                                    ----
1.    Certain Definitions..............................................4
2.    Restrictions on Transferability..................................5
3.    Restrictive Legends..............................................5
4.    Registered Public Offering.......................................6
5.    Shelf Registration of Registrable Securities.....................7
6.    Expenses of Registration.........................................7
7.    Indemnification..................................................7
8.    Obligations of the Company.......................................9
9.    Information by Stockholders.....................................10
10.   Securities Law Compliance.......................................10
11.   Standoff Agreement..............................................11
12.   Investment Representation.......................................11
13.   Amendment.......................................................11
14.   Notices.........................................................12
15.   Transferability.................................................12
16.   Governing Law...................................................12
17.   Severability....................................................12
18.   Counterparts....................................................12

                       REGISTRATION AND TRANSFER AGREEMENT

      This Registration and Transfer Agreement ("Agreement") is entered into as of August 7, 1998 by and between BE Aerospace, Inc., a Delaware corporation (the "Company"), and the stockholders signatory hereto (the "Stockholders"), with reference to certain shares of Common Stock, $.01 par value (the "Common Stock"), of the Company.

      1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

            "ACQUISITION AGREEMENT" shall mean the Acquisition Agreement dated as of July 21, 1998 among the Stockholders and the Company.

            "COMMISSION" means the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

            "COMMON SHARES" means the 4,000,000 shares of Common Stock of the Company issued pursuant to the Acquisition Agreement.

            "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            "HOLDER" means each Stockholder and any permitted assignee or transferee of such Stockholder.

            "REGISTRABLE SECURITIES" means the Common Shares; provided, however, that Common Shares shall be treated as Registrable Securities only if and so long as they have not been sold in a completed public distribution or a completed public securities transaction.

            "REGISTER", "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement pursuant to the Securities Act and the declaration or ordering of the effectiveness of such registration statement by the Commission.

            "REGISTRATION EXPENSES" means all expenses incurred by the Company in complying with Sections 5 and 6 hereof, including, without limitation, all registration, listing, qualification and filing fees, printing fees, transfer agent and register fees, fees and disbursements of counsel and experts for the Company and blue sky fees and expenses incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

            "RESTRICTED SECURITIES" shall mean the Common Shares of the Company required to bear the legend set forth in paragraph (a) of Section 3 hereof.

            "SECURITIES ACT" shall mean the U.S. Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities sold by the Stockholders and all fees and disbursements of counsel for the Stockholders in connection therewith.

            "SHARE DISPOSITION AGREEMENT" shall mean the Share Distribution Agreement dated as of the date hereof among the Stockholders and the Company.

            "SMR COMPANIES" shall have the meanings specified in the Acquisition Agreement.

      2. RESTRICTIONS ON TRANSFERABILITY. On or prior to December 31, 1998, the Common Shares may be sold, assigned, transferred or pledged only in accordance with the conditions specified in the Share Disposition Agreement.

      3.    RESTRICTIVE LEGENDS.

            (a) Each certificate or instrument representing Common Shares or any securities issued in respect of the Common Shares upon any stock split, stock dividend, combination or similar recapitalization, shall (unless otherwise permitted by the provisions of Section 4 below) bear the following legend:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN

      THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT OF 1933.

            (b) Each certificate or instrument representing Common Shares shall also bear the following legend:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN AGREEMENT BETWEEN THE HOLDER HEREOF AND THE CORPORATION WHICH INCLUDES RESTRICTIONS ON CERTAIN SALES OF THE SECURITIES. COPIES OF THE AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF BE AEROSPACE, INC.

            (c) Each Holder consents to the Company's making a notation on its records and giving instructions to any transfer agent of the Common Shares in order to implement the restrictions on transfer established in this Agreement. The legend placed on any certificate pursuant to Section 3(a) and Section 3(b) and any notations or instructions with respect to the Common Shares represented by such certificate will be promptly removed, and the Company will promptly (i.e., in sufficient time to permit such Holder to settle any such sale three business days after the applicable trade date) issue a certificate without such legend to the Holder of such Common Shares (i) in the case of the legend described in Section 3(a), if the Company shall have directed, or consented to, such sale pursuant to the terms of the Share Disposition Agreement or the restrictions contained therein shall have expired and (ii) in the case of the legend described in Section 3(b), if such Common Shares are registered under the Securities Act (but only in connection with the actual sale of such Common Shares) and a prospectus meeting the requirements of Section 10 of the Securities Act is available.

      4. REGISTERED PUBLIC OFFERING. (a) The Company shall use commercially reasonable efforts to file a registration statement with the Commission to register the Registrable Securities under the Securities Act and to cause such registration statement (which shall include interim financial statements of the Company and its subsidiaries for the fiscal quarter ending August 31, 1998) to become effective as soon as practicable after August 31, 1998. The Stockholders shall offer such amount of the Registrable Securities as the Company shall determine for public sale (the "Public Offering"), pursuant to such registration statement.

            (b) UNDERWRITING. The Stockholders and the Company shall enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company, provided however, that the Stockholders shall be required by such underwriting agreement to provide indemnification to the underwriter only to the extent that the Stockholders are required to provide indemnification to the Company pursuant to Section 7(b) hereof. The Company shall determine the number of shares to be underwritten, and may limit the Registrable Securities to be included in such registration. The Company shall so advise the Stockholders of the number of shares of Registrable Securities that may be included in the registration and underwriting by the Stockholders and such number shall thereafter be reduced by the number of shares determined by the Company not to be included in such registration, such cutback to be allocated among the Stockholders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by the Stockholders.

            (c) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 4 prior to the effectiveness of such registration whether or not the Stockholders have elected to include securities in such registration.

      5. SHELF REGISTRATION OF REGISTRABLE SECURITIES. In the event that the Stockholders are unable to sell all of the Registrable Securities in the Public Offering, the Company shall file a shelf registration statement on Form S-3 (or successor form) under the Securities Act with the Commission with respect to the Registrable Securities as expeditiously as reasonably possible following the closing of the Public Offering and keep such registration statement effective until December 31, 1998 unless the Stockholders have sold all of their Common Shares prior to such date. If at any time prior to December 31, 1998 the Stockholders desire to sell any of the Registrable Securities then held by them pursuant to such shelf registration statement, the Company shall have the right to direct and approve such sale in accordance with the terms of the Share Disposition Agreement, including to designate any underwriters to administer the offering, and the Company shall enter into underwriting or distribution agreements with any such underwriter(s) or distributor(s) of such offering, which agreements shall contain such representations, warranties and covenants by the Company, and such other terms and conditions and indemnity and contribution provisions as are contained in the form of underwriting or distribution agreement customarily used in connection with similar offerings by the



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
underwriters or distributors selected for such offering and take such other actions as the Stockholders or the managing underwriter or distributor, if any, reasonably require in order to expedite or facilitate the disposition of such Registrable Securities. The Company shall pay all Selling Expenses incurred in connection with such offering.

      6. EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration pursuant to Sections 4 or 5 shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Stockholders shall be borne by the Company.

      7.    INDEMNIFICATION.

            (a) The Company will indemnify each Stockholder against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any registration, qualification or compliance effected pursuant to this Agreement, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any other federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each Stockholder for any legal and any other expenses incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Stockholder, pursuant to Item 507 of Regulation S-K promulgated under the Exchange Act, expressly for use therein.

            (b) The Stockholders, jointly and severally, will indemnify the Company, each of its directors and officers, underwriters, and each person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by any Stockholder, pursuant to Item 507 of Regulation S-K promulgated under the Exchange Act, expressly for use therein (and not any other information furnished by any Stockholder).

            (c) Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party. Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into an settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Notwithstanding anything to the contrary herein, any Indemnified Party shall have the right to employ separate counsel to represent such Indemnified Party, if, in such Indemnified Party's reasonable judgment (based on advice of counsel) a conflict of interest between such Indemnifying Party and such Indemnified Party exists with respect to such claim or litigation or the Indemnified Party has defenses to such claim or litigation that differ from those of the Indemnifying Party (the fees and expenses of such counsel, in either such case, are to be borne by the Indemnifying Party). In the event the Indemnifying Party exercises its right to assume the defense against such claim or in such litigation as provided above, the Indemnified Party shall cooperate with the Indemnifying



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
Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all pertinent records, materials and information in its possession or under its control relating thereto as are reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against such claim or in such litigation, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party all such records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as are reasonably required by the Indemnified Party.

            (d) If the indemnification provided for in this Section 7 is unavailable to an Indemnified Party in respect of any expenses, claims, losses, damages or liabilities referred to in this Section 8 by reasons other than those set forth in subparagraphs (a) or (b) above, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such expenses, claims, losses, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the actions or inaction that resulted in such expenses, claims, losses, damages or liabilities as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party on the one hand and Indemnified Party on the other hand shall be determined by reference to, among other things, whether any action (or inaction) in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by such Indemnifying Party or Indemnified Party, and the parties' relative knowledge, intent, access to information and opportunity to correct or prevent such action (or inaction). The parties agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. In any case, (A) each Stockholder will not be required to contribute any amount in excess of the proceeds received by it from all such Registrable Securities offered by it pursuant to such registration statement; and (B) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      8.    OBLIGATIONS OF THE COMPANY. The Company shall:

            (a) As expeditiously as reasonably possible, prepare and file, after August 31, 1998, with the Commission the registration statement referred to in Sections 4 and 5 hereof and use its diligent best efforts to cause such registration statement to become effective and to keep such registration statement effective (i) for 30 days in the case of the registration under
Section 4 and (ii) until December 31, 1998 in the case of the shelf registration statement under Section 5 for the period provided in Section 5 hereof.

            (b) Prepare and file with the Commission such amendments and supplements to such registration statements and file all reports under the Exchange Act as may be necessary (i) to update and keep such registration statement effective as provided in Section 8(a) above, (ii) to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement and (iii) to reflect a modification in the manner of distribution of the Registrable Securities. Notwithstanding anything else to the contrary contained herein, the Company shall not be required to disclose in any prospectus prepared pursuant to Section 5 hereof any confidential information concerning pending events, transactions or conditions not otherwise required to be disclosed by applicable securities laws.

            (c) Furnish to each Stockholder such numbers of copies of the registration statement, each amendment thereto and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by it.

            (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities laws as shall be reasonably requested by each Stockholder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless it is already subject to such jurisdiction.

            (e) Promptly notify each Stockholder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which the prospectus is used.

            (f) During reasonable business hours make available for inspection by each Stockholder, any underwriter or distributor participating in any disposition pursuant to a registration statement, and any attorney, accountant or other similar professional advisor retained by any Stockholder or underwriter or distributor (collectively, the "Inspectors"), all pertinent financial, corporate and other records and documents (collectively, the "Records"), and all pertinent real and personal property of the Company, as shall be reasonably necessary to enable such Inspectors to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement.

      9. INFORMATION BY STOCKHOLDERS. Each Stockholder shall furnish to the Company such information regarding himself, the Registrable Securities held by him and the distribution proposed by such Stockholder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

      10.   SECURITIES LAW COMPLIANCE.

            (a) Each Stockholder covenants that he will comply with the prospectus delivery requirements of the Securities Act with respect to any registration statement filed pursuant to Section 4 or Section 5 of this Agreement. Each Stockholder agrees to make customary representations and warranties to the Company and the underwriters or distributors, if any, in form, substance and scope as are customarily made as to ownership of stock by selling stockholders in underwritten public offerings, but each Stockholder shall not be required to make any representation or warranty as to the accuracy or completeness of the registration statement (except as to written information furnished to the Company by such Stockholder expressly for use therein).

            (b) Each Stockholder agrees that, immediately upon receipt of a notification as referred to in subparagraph (e) of Section 8, it will refrain from selling Registrable Securities under the registration statement filed pursuant to Section 4 or Section 5 of this Agreement until (i) subsequently notified by the Company that the registration statement is current or (ii) receipt of a favorable opinion of counsel as hereinbelow provided. The Company agrees that it will consult with each Stockholder following the



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
giving of any such notification, and that in the event any Stockholder is of the view that its securities could be sold in compliance with the Securities Act and the Exchange Act without disclosure of the nonpublic information which is the subject of the notification, the parties hereto agree to be bound by an opinion of Shearman & Sterling or other counsel reasonably satisfactory both to such Stockholder and to the Company as to whether such sales can be made without violation of the Securities Act or the Exchange Act.

      11. STANDOFF AGREEMENT. Each Stockholder agrees in connection with any registration of the Company's securities that, upon request of the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in such registration), without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters.

      12. INVESTMENT REPRESENTATION. Each Stockholder represents and warrants to the Company that it is acquiring the Common Shares for investment only and not with a view to or in connection with any distribution of the Common Shares.

      13. AMENDMENT. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and each Stockholder. Any amendment or waiver effected in accordance with this Section shall be binding upon each Holder of any Registrable Securities then outstanding, each future Holder of all such Registrable Securities, and the Company.

      14. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, courier service, United States mail or by facsimile, addressed as follows:

            (i)   if to the Stockholders:

                  Oscar J. Mifsud and
                  Oscar J. Mifsud Trust -- 1998
                  541 Leeds Gate Lane
                  Wadsworth, OH 44281
                  Attention: Oscar J. Mifsud

                  Telecopier: (330) 335-3216


                  Patrick L. Ryan and
                  Patrick L. Ryan Trust -- 1998
                  624 Tamarac Trail
                  Wadsworth, OH 44281
                  Attention: Patrick L. Ryan
                  Telecopier: (330) 665-5302


                  David B. Smith and
                  David B. Smith Trust -- 1998
                  520 West Point Drive
                  Akron, OH 44333
                  Attention: David B. Smith
                  Telecopier: (330) 665-5302




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
                  with a copy to:

                  Weill, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York 10153
                  Telecopy: (212) 310-8007
                  Attention: Raymond O. Gietz, Esq.

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, New York 10022
                  Telecopy: (212) 848-7179
                  Attention: Alfred J. Ross, Esq.


            (ii)  if to the Purchaser:

                  BE Aerospace, Inc.
                  1400 Corporate Center Way
                  Wilmington, Florida  33414
                  Attn:  Chief Financial Officer
                  Telecopier:  (561) 791-3966

                  with a copy to:

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, New York 10022
                  Telecopy: (212) 848-7179
                  Attention: Alfred J. Ross, Esq.

or to such address of a party of which such party has given notice to the other parties pursuant to this Section.

      15. TRANSFERABILITY. Notwithstanding any provision contained in this Agreement to the contrary, the Purchaser's rights and benefits under Sections 5 and 6 hereof are rights



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
and benefits personal to each Stockholder and may not be assigned or transferred to or held for the benefit of any other person.

      16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws (other than those with respect to choice of law) of the State of New York.

      17. SEVERABILITY. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable, the remaining provisions shall remain in full force and effect.

      18. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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
      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                               BE AEROSPACE, INC.

                               By: /s/Thomas P. McCaffrey
                                   ---------------------------------------
                                   Name:   Thomas P. McCaffrey
                                   Title:  Chief Financial Officer



                                    STOCKHOLDERS

                                   /s/Oscar J. Mifsud
                                   ---------------------------------------
                                   Oscar J. Mifsud


                                   /s/Patrick L. Ryan
                                   ---------------------------------------
                                   Patrick L. Ryan


                                   /s/David B. Smith
                                   ---------------------------------------
                                   David B. Smith



                          OSCAR J. MIFSUD TRUST - 1998


                               By: /s/Oscar J. Mifsud
                                   ---------------------------------------
                                   Oscar J. Mifsud, Trustee


                          PATRICK L. RYAN TRUST - 1998


                               By: /s/Patrick L. Ryan
                                   ---------------------------------------
                                   Patrick L. Ryan, Trustee




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

                           DAVID B. SMITH TRUST - 1998


                               By: /s/David B. Smith
                                   ---------------------------------------
                                   David B. Smith, Trustee



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